SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                             -----------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 21, 2000

                                 LINCOLN BANCORP

             (Exact name of registrant as specified in its charter)

                                     INDIANA

                 (State or other jurisdiction of incorporation)

       000-25219                                         35-2055553
(Commission File Number)                       (IRS Employer Identification No.)

      1121 East Main Street
       Plainfield, Indiana                                 46168
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (317) 839-6775



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Item 5.  Other Events

         On March 21, 2000, Lincoln Bancorp (the "Registrant") and Citizens Bancorp ("Citizens") jointly announced the signing of a definitive agreement (the "Agreement") pursuant to which Citizens will be merged with and into the Registrant (the "Merger"). The Agreement provides that upon the effective date of the Merger (the "Effective Time"), each shareholder of Citizens will receive
 .9375 shares of the Registrant's common stock and $9.375 in cash for each share of Citizens common stock owned by such shareholder. Based on the closing price of Lincoln on March 21, 2000 ($9.75), the transaction is valued at $18.52 per share and has an aggregate value of approximately $17.8 million (assuming all outstanding stock options of the Registrant are valued at the difference between the merger consideration and the exercise price of the options).

         Pursuant to General Instruction F to Form 8-K, the press release issued March 21, 2000, concerning the Merger is incorporated herein by reference and is attached hereto as Exhibit 20.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  Exhibit 2         Agreement  and  Plan  of   Reorganization
                                    between Citizens Bancorp and Lincoln Bancorp dated March 21, 2000.

                  Exhibit 20        Press Release dated March 21, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   By:/s/ T. Tim Unger
                                                   -----------------------------
                                                   T. Tim Unger, President

Dated: March 23, 2000